Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

OPTICAL SENSORS INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

                    , 2006

THIS CERTIFIES THAT, for good and valuable consideration received,                     or its registered assigns, is entitled to subscribe for and purchase from Optical Sensors Incorporated, a Delaware corporation d/b/a väsamed (the “Company”),                  (            ) fully paid and nonassessable shares of the Common Stock, $.01 par value, of the Company, or such greater or lesser number of such shares as may be determined by the anti-dilution provisions of this Warrant, at a Warrant exercise price of $2.25 per share, or such greater or lesser Warrant exercise price as may be determined by the anti-dilution provisions of this Warrant (the “Exercise Price”). This Warrant is one of a series of warrants to purchase up to an aggregate amount of Four Hundred Fifty Thousand (450,000) shares of Common Stock the (“Bridge Warrants”) issued pursuant to Note and Warrant Purchase Agreements with the Company to raise Four Million Five Hundred Thousand Dollars ($4,500,000) to fund its operation until such time as it is able raise additional equity capital (the “Bridge Financing”).

This Warrant (the “Warrant”) may be exercised in whole or in part at any time or from time to time until 5:00 p.m., Minneapolis, Minnesota time, on                         , 2011.

This Warrant is subject to the following provisions, terms and conditions.

1. Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the aggregate Exercise Price for such shares.

2. Issuance of Common Stock. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be promptly delivered to the holder hereof and in no event later than five (5) business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

3. Covenants of Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Anti-dilution Adjustments. The above provisions are, however, subject to the following:

(a) The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant to this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) In the event the outstanding shares of Common Stock shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock (such stock, securities or assets being hereinafter referred to as “substituted property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any substituted property thereafter purchasable and receivable upon the exercise of this Warrant.

(d) In the event the Company at any time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than dividends or distributions described in Section 4(b) of this Warrant), then and in each such event thereafter the holder of this Warrant upon the exercise thereof will be entitled to receive the number of shares of Common Stock purchased at the Exercise Price then in effect, and, in addition and without payment therefor, the amount of securities of the Company that such holder would have received had such holder exercised this Warrant on the date of such event.

(e) If at any time or from time to time the Company shall issue or sell any Additional Shares (as defined below) of Common Stock for an Effective Price (as defined below) per share less than the applicable Exercise Price of the Warrant then in effect, then and in each such case, the then applicable Exercise Price of the Warrant shall be reduced to an adjusted Exercise Price, as of the opening of business on the date of such issue or sale, equal to such Effective Price.

“Additional Shares” shall mean any shares of Common Stock issued after the date of this Warrant, other than (i) shares of Common Stock issued upon conversion of Series A preferred stock, Series B preferred stock or Series C preferred stock of the Company, (ii) shares issuable upon the exercise of warrants issued to Fleming Securities, Inc. in connection with the Bridge Financing and the Bridge Warrants; (iii) shares of Common Stock issued upon exercise of options, warrants or other rights to acquire Common Stock outstanding as of the date of this Warrant; (iv) shares of Common Stock (x) issued to employees, directors or officers of, or advisors or consultants to, the Corporation pursuant to stock-based compensation plans or arrangements approved by the Board, (y) issuable upon exercise of stock options granted to such employees, directors or officers, or advisors or consultants pursuant to the Corporation’s stock option pool or other stock-based compensation plans approved by the Board, or (z) issued in any registered public offering, (v) shares of Common Stock issued or issuable (by means of stock options, warrants and the like) upon authorization of the Board (as approved by unanimous consent of all directors) in connection with strategic alliances or business conducted by the Company with vendors, lessors or financial institutions, (vi) shares issued in connection with any merger, acquisition or other reorganization approved by the Board, in transactions in which stockholder approval is not required under applicable law, and (vi) shares issued or issuable by way of stock split, stock dividend or similar capitalization modification. “Effective Price” shall mean the price per share for Additional Shares of Common Stock, determined by dividing the total number of

Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under Section 4(f), into the aggregate consideration received, or deemed to have been received by the Company for such issue or sale under such Section 4(f), for such Additional Shares of Common Stock.

(f) For the purpose of paragraph (e) above, the following provisions shall be applicable:

(i) If at any time on or after the date of this Warrant the Company shall issue or sell any evidences of indebtedness, shares of capital stock or other securities that are at any time, directly or indirectly, convertible into or exchangeable for Additional Shares of Common Stock (“Convertible Securities”), there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of such Convertible Securities as were actually converted or exchanged.

No adjustment shall be made under this Section 4(f)(i) with respect to the issuance of any Convertible Securities that are subject to any right, warrant or option with respect to which an adjustment for the issuance of such Convertible Securities was previously made under Section 4(f)(iii).

(ii) If at any time on or after the date of this Warrant the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights, warrants or options, such determination to be made by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (y) the maximum number of Additional Shares of Common Stock of the Company issuable upon the exercise of such rights or options; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any such rights, warrants or options shall expire without having been exercised, any adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised.

(iii) If at any time on or after the date of this Warrant the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights, warrants or options for such Convertible Securities or upon conversion or exchange of such Convertible Securities, such determination to be made by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights, warrants or options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the maximum number of Additional Shares of Common Stock of the Company issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of all such Convertible Securities; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

If such rights, warrants or options for Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, any adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

If any such rights, warrants or options for Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to be the adjusted Exercise Price which would have been in effect had an adjustment been made on the basis that the only Convertible Securities so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised.

(iv) Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors. In case any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers two or more thereof, the consideration for the issue or sale of such Additional Shares of Common Stock or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors.

(v) Following each computation or readjustment of an adjusted Exercise Price as provided above in this Section 4, the new adjusted Exercise Price shall remain in effect until a further computation or readjustment thereof is required by this Section 4.

(g) Upon any adjustment of the Exercise Price, then and in each such case, the Company shall promptly give written notice thereof, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(h) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Company, any reclassification or recapitalization of the Company’s capital stock, any consolidation or merger with or into another Company, any transfer of all or substantially all of the assets of the Company or any dissolution, liquidation or winding up of the Company, the Company shall mail to the Warrant holder at least twenty (20) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or any of the other events listed above.

(i) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which any holder would otherwise be entitled upon exercise of this Warrant, the Company shall pay cash equal to such fraction multiplied by the then effective Exercise Price.

5. Common Stock. As used herein, the term “Common Stock” shall mean and include the Company’s presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized that shall not be limited to fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in paragraph 4(c) above, the stock, securities or assets provided for in such paragraph.

6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

7. Transfer of Warrant or Resale of Common Stock.

(a) The holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities or blue sky laws and that this Warrant or such shares may only be transferred in accordance with this Section 7. The holder of this Warrant, by acceptance hereof, represents that it has acquired this Warrant for investment and not with a view to distribution of this Warrant or the shares of Common Stock issuable upon exercise hereof within the meaning of the Securities Act and the rules and regulations thereunder.

(b) The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issued upon the exercise hereof, of such holder’s intention to do so, describing briefly the manner of any proposed exercise or transfer. If in the opinion of counsel reasonably acceptable to the Company the proposed exercise or transfer may be effected without registration or qualification (under federal and any applicable state securities or blue sky laws), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to exercise or transfer this Warrant or to dispose of the shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for shares of Common Stock issued upon the exercise hereof respecting restrictions upon transfer thereof necessary or advisable in the opinion of such counsel to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities or blue sky laws. If in the opinion of such counsel, the proposed exercise or transfer of this Warrant or of the shares of Common Stock issued upon exercise hereof (as described in the written notice given pursuant to this Section 7) may not be effected without registration or qualification of this Warrant or such shares, the Company shall promptly given written notice thereof to the holder hereof, and such holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

8. Miscellaneous.

(a) Subject to the provisions of paragraph 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

(b) This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

(c) This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

OPTICAL SENSORS INCORPORATED

By
Paulita LaPlante - President and CEO

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      this Warrant, and appoints the Secretary of the Company or other authorized officer to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:

Signature:
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	Optical Sensors Incorporated (the “Company”)

The undersigned

Please insert Social Security or other identifying number of Subscriber:

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,                      shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $                    , such payment being made as provided on the face of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature:
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever.

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